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                                                                    EXHIBIT 99.2

                                     PROXY

                           King Pharmaceuticals, Inc.
                                501 Fifth Street
                            Bristol, Tennessee 37620

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                    FOR THE SPECIAL MEETING OF STOCKHOLDERS

         The undersigned appoints each of __________, _________ and __________, or any of them, with full power of substitution and revocation as Proxy to vote all shares of stock standing in my name on the books of King Pharmaceuticals, Inc. (the "Company") at the close of business on _____________, 2000, which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of the Company to be held at ________________, __________, _____________, _____________, on ______________, _____________, at
__:00 __.m., Eastern Time, and at any and all adjournments, upon the matters set forth in the Notice of the meeting. The Proxy is further authorized to vote in his or her discretion as to any other matters which may come before the meeting. At the time of preparation of the Proxy Statement, the Board of Directors knows of no business to come before the meeting other than that referred to in the Proxy Statement.

THE SHARES COVERED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN AND WHEN NO INSTRUCTIONS ARE GIVEN WILL BE VOTED FOR THE PROPOSALS DESCRIBED IN THE ACCOMPANYING NOTICE OF SPECIAL MEETING AND PROXY STATEMENT AND ON THIS PROXY.

[X] Please mark votes as in this example.

     _____________________________________________________________________

     APPROVAL AND ADOPTION OF MERGER AGREEMENT AND APPROVAL OF MERGER


               FOR               AGAINST            ABSTAIN
               [ ]                 [ ]                [ ]
     _____________________________________________________________________


Dated: __________, 2000                     Signed: _______________________


                                            Signed: _______________________


Shareholder should sign here exactly as shown on the label affixed hereto. Administrator, Trustee, or Guardian, please give full title. If more than one Trustee, all should sign. All Joint Owners should sign.



PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE TO:

____________________